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                                                                       EXHIBIT 5


                                  June 28, 2002


Cardinal Health, Inc.
7000 Cardinal Place
Dublin, OH 43017

Gentlemen:

         I have acted as counsel to Cardinal Health, Inc., an Ohio corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act") relating to the issuance of up to 1,031,800 common shares, without par value (the "Common Shares"), of the Company pursuant to: (a) Boron, Lepore & Associates, Inc. Amended and Restated 1996 Stock Option and Grant Plan;
(b) Boron, Lepore & Associates, Inc. 1998 Stock Option and Grant Plan; and (c) Boron, Lepore & Associates, Inc. 2002 Employee Stock Option and Incentive Plan (collectively the "Plans").

         In connection with the foregoing, I have examined: (a) the Amended and Restated Articles of Incorporation, as amended, and Restated Code of Regulations, as amended, of the Company, (b) the Plans, and (c) such records of the corporate proceedings of the Company and such other documents as I deemed necessary to render this opinion.

         Based on such examination, I am of the opinion that the Common Shares available for issuance under the Plans, when issued, delivered and paid for in accordance with the terms and conditions of the Plans, will be legally issued, fully paid and nonassessable.

         For purposes of the opinions given herein, I do not purport to be a member of the Bar of, or an expert on the laws of, any jurisdiction other than the State of Ohio, and I express no opinion herein as to the laws of any jurisdiction other than the laws of the State of Ohio.

         I hereby consent to the filing of this Opinion as Exhibit 5 to the Registration Statement and the reference to me in Item 5 of Part II of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of person whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.


                                             Very truly yours,


                                             /s/ Amy B. Haynes, Esq.
                                             -------------------------
                                             Amy B. Haynes, Esq.
                                             Assistant General Counsel
                                             Securities and Corporate Governance